Exhibit 10.22

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of August 7, 2019, by and between Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), and Jonathan P. Mehlman (“Executive”).

WHEREAS, Executive is currently employed by the Company pursuant to an employment agreement dated as of March 31, 2017 between the Company and Executive, as amended August 10, 2017 (the “Employment Agreement”);

WHEREAS, Section 6.2 of the Employment Agreement requires that any modification or amendment of the Employment Agreement be in writing and executed by both the Company and Executive; and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement as more particularly set forth herein, in accordance with Section 6.2 of the Employment Agreement.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby adopt this Amendment, which provides as follows:

1.     Section 3.3(b) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“(b)     LTIP Annual Award. The LTIP will consist of annual awards (the “LTIP Annual Award”) of RSUs determined in accordance with this Section 3.3(b). For each fiscal year beginning with the 2017 fiscal year, Executive will have a target LTIP Annual Award with a value of $2,000,000 (which will be in the form of RSUs as described below). The target LTIP Annual Award for each year will be a number of RSUs determined by dividing $2,000,000 by the most recent net asset value per share of Company common stock as of the date the LTIP Annual Award is granted. The LTIP Annual Award for each fiscal year will be granted no later than February 15 of the year following the year to which the LTIP Annual Award relates, subject to continued employment through the date of grant, with the actual number of RSUs comprising the LTIP Annual Award for any such fiscal year to be determined by the Board or the Committee in its sole discretion based on the achievement of Company performance goals established by the Board or the Committee after consultation with Executive. Beginning with the LTIP Annual Award for the 2019 fiscal year and each fiscal year thereafter, (i) fifty percent (50%) of the LTIP Annual Award will consist of RSUs that vest in three (3) equal installments on each of the first three (3) anniversaries of the grant date, subject to Executive’s continued employment through each applicable vesting date, and (ii) the remaining fifty percent (50%) of the LTIP Annual Award will consist of RSUs that vest and become payable based on Company performance over a three (3) year performance period, with the actual number of RSUs payable determined by the Board or the Committee in its sole discretion based on the achievement of Company performance goals established by the Board or the Committee after consultation with Executive, and subject to Executive’s continued employment through the vesting date.”

2.     The first sentence of Section 5.7 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“Executive hereby covenants and agrees that during the Employment Term, and during the Restricted Period, Executive will not, nor will he induce others to, disparage the Company or its Affiliates or their past and present officers, directors, employees or products.”

3.     The Company’s mailing address as set forth in Section 6.1 of the Employment Agreement shall be amended and restated as follows:

“To the Company:     Park Avenue Tower,

                                  65 East 55th Street, Suite 801

                                  New York, NY 10022.”

4.     Effective as of the date hereof, this Amendment amends and is hereby incorporated in and forms a part of the Employment Agreement, and except as amended hereby, the Employment Agreement is confirmed in all respects and remains in full force and effect. The Employment Agreement and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. This Amendment and the Employment Agreement shall be read and construed mutatis mutandis so as to give full effect to the intention of Sections 1, 2 and 3 hereof. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the parties hereto.

5.     The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. The parties agree that this Amendment shall be governed by, interpreted and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law provisions.

6.     This Amendment may be executed in one of more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. This Amendment shall be deemed fully executed and delivered when signed by the signatories hereto and delivered via PDF.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

HOSPITALITY INVESTORS TRUST, INC.

By: /s/ Bruce A. Riggins

Name: Bruce A. Riggins

Its: Chief Financial Officer

EXECUTIVE

By: /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman